UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2007
Adeza Biomedical Corporation
(Exact name of registrant as specified in its charter)
000-20703
(Commission File Number)

Delaware	77-0054952
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 745-0975
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On February 11, 2007, Adeza Biomedical Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Cytyc Corporation, a Delaware corporation (“Cytyc”) and Augusta Medical Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Cytyc (“Purchaser”), under which Purchaser will acquire all of the shares of the Company’s common stock (the “Shares”) for a purchase price of $24.00 per Share, net to the holders thereof, in cash (the “Offer Price”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to acquire all the outstanding Shares as promptly as practicable (and in any event within 10 business days).
     The Offer is not subject to a financing condition. However, the obligation of Purchaser to purchase the Shares in the Offer is subject to the satisfaction of a number of conditions, including among others, (i) a minimum condition that there has been validly tendered in the Offer and not withdrawn prior to the expiration of the Offer a number of Shares that together with the Shares then beneficially owned by Cytyc and Purchaser represents at least a majority of (x) all Shares then outstanding plus (y) all Shares issuable upon the exercise, conversion or exchange of any Company options, stock appreciation rights, restricted stock units, warrants, equity interests or other rights to acquire Shares that are vested and exercisable at the time of the expiration of the Offer or that would be vested and exercisable within 60 days following the expiration of the Offer, (ii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and (iii) the receipt of other required approvals.
     The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Company has also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire the Company, subject to specified exceptions. The Merger Agreement also includes termination provisions for both the Company and Cytyc. In connection with the termination of the Merger Agreement under specified circumstances involving entering into a definitive agreement with respect to a bona fide written acquisition proposal that is more favorable to the holders of Shares than the Offer and a change in the board’s recommendation of the transaction to the Company’s stockholders, the Company may be required to pay Cytyc a termination fee of $13.35 million.
     Under the Merger Agreement, after completion of the Offer and the satisfaction or waiver of all of the conditions to the Merger, including, if required, a vote of the Company’s stockholders, Purchaser will be merged with and into the Company, with the Company surviving the Merger as a direct wholly-owned subsidiary of Cytyc. Holders of Shares not purchased in the Offer, other than dissenting Shares and Shares to be cancelled in accordance with the terms of the Merger Agreement, will be entitled to receive $24.00 per Share in cash in the Merger.
     As part of the Merger Agreement, the Company granted to Purchaser an irrevocable option to purchase the number of newly-issued Shares at a per Share purchase price equal to the Offer Price that, when added to the number of Shares owned by Purchaser immediately following consummation of the Offer, results in Purchaser owning 90% of the fully diluted

Shares (the “Top-Up Option”). However, the number of Shares subject to the Top-Up Option is limited to the number of Shares authorized and available for issuance and, in any event, the Top-Up Option cannot be exercised if such exercise would require that the Company issue an aggregate number of Shares in excess of 19.9% of the Shares issued and outstanding as of the date of the Merger Agreement. If the Top-Up Option is exercised by Purchaser (resulting in Purchaser owning 90% or more of the fully diluted Shares), or Purchaser otherwise acquires 90% of more of the fully diluted Shares, Purchaser will be able to effect a short-form merger under the Delaware General Corporation Law, subject to the terms and conditions of the Merger Agreement.
     Holders of approximately 22% of the outstanding Shares of Adeza have agreed to tender their Shares in the Offer and to vote their Shares in favor of the Merger Agreement and against any other transaction, subject to the provisions of the Merger Agreement.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.
     The Merger Agreement has been included in this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedule that the Company delivered in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     A copy of the press release issued by the Company on February 12, 2007 concerning the foregoing is filed herewith as Exhibit 99.1.
Additional Information About the Proposed Transaction and Where To Find It
The tender offer for the outstanding common stock of the Company referred to in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. Stockholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the Offer is commenced, Cytyc will file tender offer materials with the U.S. Securities and Exchange Commission, and the Company will file a Solicitation/Recommendation Statement with respect to the Offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the U.S. Securities and Exchange Commission’s website at http://www.sec.gov/. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from (i) Cytyc by mailing requests for such materials to: Investor Relations, Cytyc Corporation, 250 Campus Drive, Marlborough, MA 01752 or (ii) the Company by mailing requests for such materials to: Investor Relations, Adeza Biomedical Corporation, 1240 Elko Drive, Sunnyvale, California 94089.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Cytyc Corporation, Augusta Medical Corporation and Adeza Biomedical Corporation.

99.1	Press release issued by Adeza Biomedical Corporation dated February 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ADEZA BIOMEDICAL CORPORATION

Date: February 12, 2007	By:	/s/ Mark D. Fischer-Colbrie
Mark D. Fischer-Colbrie
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Cytyc Corporation, Augusta Medical Corporation and Adeza Biomedical Corporation.

99.1	Press release issued by Adeza Biomedical Corporation dated February 12, 2007.